UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8‑K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 23, 2017

AXOGEN, INC.

(Exact name of registrant as specified in its charter)

Minnesota	001‑36046	41‑1301878
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13631 Progress Boulevard, Suite 400, Alachua, Florida	32615
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code

(386) 462‑6800
(Former name or former address if changed since last report,)

Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a‑12 under the Exchange Act (17 CFR 240.14a‑12)

☐   Pre-commencement communications pursuant to Rule 14d‑2(b) under the Exchange Act (17 CFR 240.14d‑2(b))

☐   Pre-commencement communications pursuant to Rule 13e‑4(c) under the Exchange Act (17 CFR 240.13e‑4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On January 23, 2017 (the “Commencement Date”), AxoGen Corporation (“AC”), a Delaware corporation and a wholly owned subsidiary of AxoGen, Inc., entered into a Lease (the “Lease”) with SNH Medical Office Properties Trust, a Maryland real estate investment trust (“SNH”), for 1,431 square feet at 13709 Progress Boulevard, Alachua, Florida 32615 (the “Premises”). Pursuant to the Lease, AC is to use the Premises for general office and biomedical research uses. SNH is the landlord of AC’s currently leased 18,811 square foot corporate headquarters facility at 13631 Progress Boulevard, Alachua, Florida 32615 pursuant to that certain lease dated as of February 6, 2007, as amended.

The Lease has a term of approximately five years from the Commencement Date (the “Original Term”), with rent payments commencing on the earlier of April 1, 2017 or the “Substantial Completion Date” (as defined in the Lease). AC’s additional annual cost of the Premises will be approximately $25,800, $26,500, $27,300, $28,100 and $29,000 for years one through five, respectively, of the Lease. AC is also obligated to pay for certain taxes, insurance costs and electricity costs incurred by the landlord in excess of specified levels. AC has the right, provided no Default of Tenant is in existence at the time, to terminate the Lease effective as of approximately the third anniversary of the Commencement Date (the “Early Termination Date”) by (i) giving SNH written notice of AC’s election to exercise the Early Termination Option (the “Notice”) not later than six months prior to the Early Termination Date and (ii) paying SNH, concurrently with such Notice, the “Termination Fee” (as defined in the Lease). AC also has the right to extend the term of the Premises for one additional period of three years (the “Extended Term”) commencing on the day succeeding the expiration of the Original Term and ending on the day immediately preceding the third anniversary of the commencement of the Extended Term; provided,  however, that AC must exercise its right to occupy the Premises for the Extended Term no later than six months prior to the expiration of the Original Term; provided,  further, that all of the terms, covenants and provisions of the Lease applicable immediately prior to the commencement of the Extended Term shall apply to the Extended Term except that the annual rent for each year of such Extended Term shall be equal to 103% of the annual rent for the preceding year.

The foregoing summary of the material terms of the Lease is qualified in its entirety by reference to the full text of the Lease, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

1. (d)Exhibits

Exhibit No.	Description
10.1	Lease, dated as of January 23, 2017, by and between AxoGen Corporation and SNH Medical Office Properties Trust.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AXOGEN, INC.

Date: January 26, 2017	By:	/s/ Gregory G. Freitag
Gregory G. Freitag
General Counsel & Senior VP of Business Development

EXHIBIT INDEX

Exhibit No.	Description
10.1	Lease, dated as of January 23, 2017, by and between AxoGen Corporation and SNH Medical Office Properties Trust.